FORM OF
INDEMNIFICATION AGREEMENT
This Agreement is made as of _______________________, (“Agreement”), by and among Unity Bancorp, Inc. a New Jersey corporation, with principal offices at 64 Old Highway 22, Clinton, New Jersey 08809, (the “Company”), Unity Bank, a New Jersey bank and a wholly-owned subsidiary of the Company (the “Bank”) and ____________________ (“Indemnitee”).
W I T N E S S E T H:
WHEREAS, highly competent persons are becoming more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and
WHEREAS, the current difficulties attendant to obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;
WHEREAS, the Board of Directors of the Company and the Bank has determined that any inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company and the Bank should act to assure such persons that there will be increased certainty of such protection in the future; and
WHEREAS, it is reasonable, prudent and necessary for the Company and the Bank contractually to obligate themselves to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company or the Bank, or both, as the case may be, free from undue concern that they will not be so indemnified; and
WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company or the Bank, or both, as the case may be, on the condition that he be so indemnified;
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company, the Bank and Indemnitee do hereby covenant and agree as follows:
Section 1.Services by Indemnitee. Indemnitee agrees to serve as a director of the Company and the Bank. Indemnitee may at any time and for any reason resign from such positions (subject to any other contractual obligation or any obligation imposed by operation of law), in which event neither the Company nor the Bank shall have any obligation under this Agreement to continue Indemnitee in such positions.

Section 2.Indemnification.

(a)(i) Indemnification - Proceedings Other Than Proceedings by or in the Right of the Company. The Company and the Bank, jointly and severally (collectively, with respect to their joint and several obligations hereunder, “Unity”), shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding (other than an action by or in the right of the Company or the Bank) or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter, a “Claim”) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or the Bank, as the case may be, or any subsidiary of the Company, or is or was serving at the request of the Company or the Bank as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (service in any of such capacities, the Indemnitee’s “Corporate Status”), or by reason of any action or inaction on the part of Indemnitee while serving in any such capacity (hereinafter, an “Indemnifiable Event”) against any and all expenses (including attorneys' fees) and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation, judgments, fines, penalties and amounts paid in settlement of such Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, if, in connection with such Claim, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or the Bank, and with respect to any criminal Claim, had no reasonable cause to believe his conduct was unlawful. Such payment of Expenses shall be made by Unity as soon as practicable but in any event no later than 30 days after written demand by Indemnitee therefor is presented to Unity.
(ii) Indemnification - Proceedings by or in the Right of the Company or the Bank. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a)(ii) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant with respect to any Claim brought by or in the right of Unity. Pursuant to this Section 1(b)(ii), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him, or on his behalf, in connection with such Claim, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Unity; provided, however, that no indemnification against such Expenses shall be made in respect of any Claim (or any issue or matter therein) as to which Indemnitee shall have been adjudged to be liable to Unity unless and only to the extent that the court in which such Claim was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper.
(b)Reviewing Party. Notwithstanding the foregoing: (i) the obligations of the Unity under Paragraph (a) of this Section 2 shall be subject to the condition that the Reviewing Party (as described in Paragraph (c) of Section 10 hereof) shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of Unity to make an advance payment of Expenses to Indemnitee pursuant to Paragraph (a) of Section 3 hereof (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, Unity shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse Unity) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse Unity for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and each of the Company and the Bank hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on Unity and Indemnitee.

(c)Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, other than Section 10 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section (2)(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

Section 3.Expenses; Indemnification Procedure.

(a)Advancement of Expenses. Unity shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by Unity to Indemnitee as soon as practicable but in any event no later than ten business days after written demand by Indemnitee therefor to Unity.

(b)Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give Unity notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to Unity shall be directed to the Corporate Secretary of the Company at the address shown above (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give Unity such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

(c)No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on Unity to establish that Indemnitee is not so entitled.

(d)Notice to Insurers. If, at the time of the receipt by Unity of a notice of a Claim pursuant to Paragraph (b) of Section 3 hereof, Unity has liability insurance in effect which may cover such Claim, Unity shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. Unity shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

(e)Selection of Counsel. In the event that Unity shall be obligated hereunder to pay the Expenses of any action, suit, proceeding, inquiry or investigation, Unity, if appropriate, shall be entitled to assume the defense of such action, suit, proceeding, inquiry or investigation with counsel approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by Unity, Unity will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit, proceeding, inquiry or investigation; provided that: (i) Indemnitee shall have the right to employ Indemnitee's counsel in any such action, suit, proceeding, inquiry or investigation at Indemnitee's expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by Unity, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Unity and Indemnitee in the conduct of any such defense, or (C) Unity shall not continue to retain such counsel to defend such action, suit, proceeding, inquiry or investigation, then the fees and expenses of Indemnitee's counsel shall be at the expense of Unity.

(f)    Repayment of Expense Advance.    In addition to the requirements set forth in Section 2(b)(ii) hereof, in the event a court of competent jurisdiction shall determine in a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee would not be permitted to be so indemnified under applicable law, Unity shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse Unity) for all such amounts theretofore paid hereunder.
Section 4.Additional Indemnification Rights; Non-exclusivity.

(a)Scope. Unity hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's By-laws, the Bank’s certificate of incorporation, the Bank’s By-laws, or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a New Jersey corporation or a New Jersey bank to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a New Jersey corporation or a New Jersey bank to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b)Non-exclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation or its By-laws, the Bank’s Certificate of Incorporation or its By-laws, any agreement, any vote of shareholders, the New Jersey Business Corporation Act, the Banking Act of 1948, as amended, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

Section 5.No Duplication of Payments. Unity shall not be liable under this Agreement to make any payment in connection with any action, suit, proceeding, inquiry or investigation made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, By-laws or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 6.Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by Unity for some or a portion of Expenses in the investigation, defense, appeal or settlement of any civil or criminal action, suit, proceeding, inquiry or investigation, but not, however, for all of the total amount thereof, Unity shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

Section 7.Mutual Acknowledgment. Each of the Company, the Bank and Indemnitee acknowledges that in certain instances, federal law or applicable public policy may prohibit the Company or the Bank, or both, from indemnifying their respective directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee. Further, the obligations of the Company and the Bank hereunder are subject to any limitations on indemnification provided for under Part 359 of the regulations of the Federal Deposit Insurance Corporation, 12 C.F.R. 359 et. seq.

Section 8.Liability Insurance. To the extent that Unity maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of Unity’s directors.

Section 9.Exceptions. Any other provision herein to the contrary notwithstanding, Unity shall not be obligated pursuant to the terms of this Agreement:

(a)Excluded Action or Omissions. To indemnify Indemnitee for acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law;

(b)Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's Certificate of Incorporation or By-laws, or the Bank’s Certificate of Incorporation or By-laws, now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors of the Company or the Bank has approved the initiation or bringing of such suit, or (iii) as otherwise required under Section 14A:3-5 of the New Jersey Business Corporation Act, or Section 250 of the Banking Act of 1948, as amended, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; or

(c)Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

Section 10.Construction of Certain Phrases.

(a)For purposes of this Agreement, references to the “Company” and the “Bank” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company or the Bank” shall include any service as a director, officer, employee, agent or fiduciary of the Company or the Bank which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company or the Bank” as referred to in this Agreement.

(c)For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company's and/or the Bank’s Board of Directors or any other person or body appointed by such Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

Section 11.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

Section 12.Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Unity, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Company or the Bank or of any other enterprise at the Company's or the Bank’s request.

Section 13.Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by Unity to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action the court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company or the Bank under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee's counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action the court having jurisdiction over such action determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

Section 14.Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as first hereinabove set forth in this Agreement, or as subsequently modified by written notice.

Section 15.Consent to Jurisdiction. Each of the Company, the Bank and Indemnitee hereby irrevocably consent to the jurisdiction of the courts of the State of New Jersey for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Superior Court of the State of New Jersey in and for Hunterdon County, which shall be the exclusive and only proper forum for adjudicating such a claim.

Section 16.Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 17.Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of New Jersey, as applied to contracts between New Jersey residents, entered into and to be performed entirely within the State of New Jersey, without regard to the conflict of laws principles thereof.

Section 18.Subrogation. In the event of payment under this Agreement, the Company, the Bank or both, as the case may be, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable Unity effectively to bring suit to enforce such rights.

Section 19.Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 20.Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

Section 21.No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries including, without limitation, the Bank.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
ATTEST:                        UNITY BANCORP, INC.
______________________________            By______________________________

INDEMNITEE:                         UNITY BANK
______________________________            By______________________________